                                                                       EXHIBIT 5


                               HARWELL HOWARD HYNE
                             GABBERT & MANNER, P.C.


                           1800 FIRST AMERICAN CENTER
                              315 DEADERICK STREET
                        NASHVILLE, TENNESSEE 37238-1800
                              --------------------
                            TELEPHONE (615) 256-0500
                            FACSIMILE (615) 251-1059
JONATHAN HARWELL                                       M. DAVID COX
LIN S. HOWARD                                          LEILANI BOULWARE
ERNEST E. HYNE II                                      CURTIS CAPELING
CRAIG V. GABBERT, JR.                                  ALIX COULTER CROSS
MARK MANNER                                            DONNA J. TORSNEY
JAMES W. CAMERON III                                   GARY N. MEADE, JR.
L. GLENN WORLEY                                        KRISTOPHER W. KEMP
PETER M. OLDHAM                                        J. GREG GIFFEN
GLEN ALLEN CIVITTS                                     JOHN J. BAILEY III
GLENN B. ROSE                                          M. KIMBERLY STAGG
BENJAMIN C. FORDHAM                                    ANGELA M. PLAYLE
LEE C. DILWORTH                                        LESLIE B. WILKINSON, JR.
LAUREN W. ANDERSON                                     RYAN D. BROWN
JOHN N. POPHAM IV                                      AMY MARIE SANFORD
JOHN M. BRITTINGHAM                                    SCOTT CRADDOCK
KAAREN H. ENGEL
SUSAN V. SIDWELL
JOHN F. BLACKWOOD                                       --------------
D. ALEXANDER FARDON
MICHAEL R. HILL                                         BARBARA HOLMES
JOSEPH ALLEN KELLY                                        OF COUNSEL






                                 March 3, 1999



New American Healthcare Corporation
109 Westpark Drive, Suite 440
Brentwood, Tennessee 37027

Ladies and Gentlemen:

         We have acted as special counsel to New American Healthcare Corporation. (the "Company") in connection with the registration of the Company's Stock Option Plan pursuant to a registration statement on Form S-8, as filed with the Securities and Exchange Commission (the "Registration Statement"). This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and with agencies of such states and other jurisdictions as may be necessary in the course of complying with the laws of such states and jurisdictions regarding the offering and sale of the stock in accordance with the Registration Statement.

         We have examined originals, or certified or photostatic copies of such statutes, records, regulations, certificates of the officers of the Company and of public officials, and such other information as we have deemed necessary for purposes of rendering this opinion.

         In stating our opinion, we have assumed: (i) that all signatures are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to authentic original documents; and
(ii) that the parties to such documents have the legal right and power under all applicable laws, regulations and agreements to enter into, execute, deliver and perform their respective obligations thereunder.

         On the basis of such review, but subject to the limitations expressed herein, we are of the opinion, as of the date hereof, that the securities being registered by the Registration Statement will, when sold as contemplated under the Registration Statement, be legally issued, fully paid and non-assessable.

New American Healthcare Corporation
March 3, 1999
Page 2



         Our opinion herein is limited solely to the laws of the United States of America and the corporate law of the State of Delaware. In rendering the opinion set forth herein, we have relied upon the documents referenced above and have made no independent verification or investigation of factual matters pertaining thereto or to the Company. The opinion expressed herein is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, judicial discretion, and equitable principles whether applied pursuant to a proceeding at law or in equity; and no opinion is expressed with respect to the availability of equitable remedies.

                                     Very truly yours,

                                     HARWELL HOWARD HYNE
                                     GABBERT & MANNER, P.C.